UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VANGUARD WORLD FUND
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE		SEE BELOW
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(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer

Identification No.)

C/O VANGUARD WORLD FUND
P.O. BOX 2600
VALLEY FORGE, PA		19482
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(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class is to be registered	Exchange	I.R.S. Employer
Identification Number

Vanguard ESG U.S. Stock ETF	CBOE BZX Exchange, Inc.	83-1145365
Vanguard ESG International Stock ETF	CBOE BZX Exchange, Inc.	83-1163192

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 002-17620

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Reference is made to the Trust’s Registration Statement on Form N-1A (Securities Act file number 002-17620 and Investment Company Act file number 811-01027, respectively (collectively, the "Registration
Statement")), which is incorporated herein by reference.
Item 2. Exhibits.
1. Registrant's Declaration of Trust is filed herewith.
2. Registrant's By-Laws are filed herewith.
3. Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD WORLD FUND

Date: September 18, 2018____

By: /s/ Laura J. Merianos _

Laura J. Merianos
Assistant Secretary